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                                                                  EXHIBIT (1)(b)

                             UNDERWRITING AGREEMENT


                                                                December 7, 1995


BanPonce Corporation,
   209 Munoz Avenue,
      Hato Rey, Puerto Rico 00918.

Dear Sirs:

                 CS First Boston Corporation, as underwriter (the "Manager"), understands that BanPonce Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Corporation"), proposes to issue and sell $125,000,000 aggregate principal amount of its 6 3/4% Subordinated Notes due December 15, 2005 (the "Securities"). The terms of the Securities are set forth in the Registration Statement and Basic Prospectus referred to in the provisions incorporated herein by reference, as supplemented by a Prospectus Supplement dated December 7, 1995. The Securities will be issued pursuant to an Indenture, dated as of November 30, 1995 (the "Indenture"), between the Corporation and The First National Bank of Chicago, as trustee (the "Trustee").

                 All the provisions contained in the document entitled BanPonce Corporation Debt Securities Underwriting Agreement Standard Provisions (1995), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

                 Subject to the terms and conditions set forth herein or incorporated by reference herein, the Corporation hereby agrees to sell and we hereby agree to purchase, in the amounts set forth in Schedule 1 hereto, the Securities at 99.305% of their principal amount plus accrued interest from December 12, 1995 to the date of payment and delivery.

                 We will pay for such Securities in immediately available funds upon delivery thereof at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 10:00 A.M. (New York time) on December 12, 1995 or at such other time as shall be designated by our mutual agreement.

                 Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the
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space set forth below and by returning the signed copy to us.

                                                   Very truly yours,

                                                   CS FIRST BOSTON CORPORATION



                                                   By: /s/ Michael Martin
                                                       ---------------------
                                                       Name: Michael Martin
                                                       Title: Managing Director



Accepted:

BANPONCE CORPORATION



By: /s/ David H. Chafey
    ---------------------
    Name: David H. Chafey
    Title: Senior Executive Vice President





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                                   SCHEDULE 1

                                                  Aggregate Amount of Securities
Underwriter                                              to be Purchased
-----------                                              ---------------

CS First Boston Corporation                                $125,000,000